Exhibit 99.1

Media Design Associates, Inc.

Financial Statements

December 31, 2020 and 2019

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Independent Auditors’ Report

To the Shareholder

Media Design Associates, Inc.

Fort Lauderdale, Florida

Opinion

We have audited the accompanying financial statements of Media Design Associates, Inc. (a Florida Corporation) (the “Company”), which comprise the balance sheets at December 31, 2020 and 2019, and the related statements of operations and changes in shareholder’s (deficit) equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019 and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

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Continued from previous page

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Fort Lauderdale, Florida
June 30, 2022

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Media Design Associates, Inc.

Balance Sheets

December 31, 2020 and 2019

	2020	2019

Assets

Current assets:
Cash	$705,373	$138,956
Accounts receivable, net	100,934	78,362
Prepaid expenses and other current assets	1,093	597
Total current assets	807,400	217,915

Property and equipment, net	16,567	30,907

Other assets:
Other assets	812	1,167

Total assets	$824,779	$249,989

Liabilities and Shareholder's (Deficit) Equity

Current liabilities:
Accounts payable and accrued expenses	$240,775	$160,451
Customer deposits	418,396	14,710
Note payable	96,900	–
Current portion of long-term debt	6,343	7,529
Capital lease obligation, current portion	6,108	5,557
Total current liabilities	768,522	188,247

Long-term debt:
Long-term debt, net of current portion	154,055	10,398
Capital lease obligation, net of current portion	4,405	10,513
Total long-term debt	158,460	20,911

Total liabilities	926,982	209,158

Shareholder's (deficit) equity:
Common stock	1,000	1,000
Additional paid-in capital	109,463	109,463
Accumulated deficit	(212,666)	(69,632)
Total shareholder's (deficit) equity	(102,203)	40,831

Total liabilities and shareholder's (deficit) equity	$824,779	$249,989

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Statements of Operations

For the Years Ended December 31, 2020 and 2019

	2020	2019

Net sales	$1,353,366	$1,395,360

Cost of sales	877,568	693,758

Gross margin	475,798	701,602

Operating expenses:
Selling expenses	64,468	78,476
Payroll and related expenses	489,636	468,121
Occupancy expenses	11,490	21,314
Depreciation	16,339	17,551
General and administrative	62,277	77,088
Total operating expenses	644,210	662,550

(Loss) income from operations	(168,412)	39,052

Other income (expense):
Other income	41,935	3,155
Interest expense	(8,285)	(2,876)
Total other income and (expense)	33,650	279

Total net (loss) income	$(134,762)	$39,331

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Statement of Shareholder's (Deficit) Equity

For the Years Ended December 31, 2020 and 2019

	Common Stock		Additional	Shareholder's	Shareholder's
	Shares	Amount	Paid-In Capital	Deficit	Deficit

Balance at January 1, 2018	1,000	$1,000	$109,463	$(98,946)	$11,517

Net income	–	–	–	39,331	39,331

Distributions to shareholder	–	–	–	(10,017)	(10,017)

Balance as of December 31, 2019	1,000	1,000	109,463	(69,632)	40,831

Net loss	–	–	–	(134,762)	(134,762)

Distributions to shareholder	–	–	–	(8,272)	(8,272)

Balance as of December 31, 2020	1,000	$1,000	$109,463	$(212,666)	$(102,203)

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Statements of Cash Flow

For the Years Ended December 31, 2020 and 2019

	2020	2019

Cash flows from operating activities:
Net (loss) income	$(134,762)	$39,331
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,340	17,551
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(22,572)	61,832
(Increase) decrease in prepaid expenses and other current assets	(141)	7,969
Increase in accounts payable and accrued expenses	80,324	26,272
Increase (decrease) in customer deposits	403,686	(50,868)
Net cash provided by operating activities	342,875	102,087

Cash flows from investing activities:
Purchase of property and equipment	(2,000)	–
Net cash used in investing activities:	(2,000)	–

Cash flows from financing activities:
Proceeds from notes payable	96,900	–
Proceeds from term loan	150,000	–
Repayment of term loans	(7,529)	(9,817)
Repayment of line of credit	–	(10,311)
Repayment of Capital lease liability	(5,557)	(5,071)
Shareholder distributions	(8,272)	(10,017)
Net cash provided by (used in) financing activities:	225,542	(35,216)

Net increase in cash	566,417	66,871
Cash, beginning of year	138,956	72,085
Cash, end of year	$705,373	$138,956

Cash paid for interest	$6,220	$2,876
Cash paid for taxes	$–	$–

The accompanying notes are an integral part of these financial statements.

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Media Design Associates, Inc.

Notes to the Financial Statements

Note 1 – Organization and Nature of Operations

Media Design Associates, Inc. (the “Company” or “MDA"), was incorporated under the laws of the State of Florida on June 3, 2002. The Company provides equipment, technology and consulting services to businesses and homeowners.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

Use of Estimates

The preparation of the financial statements in conformity with GAAP in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates in the accompanying financial statements involved the valuation of depreciable lives of the fixed assets, valuation of long-lived assets and recoverability of accounts receivables.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three (3) months or less to be cash equivalents and are recorded at cost, which approximates fair value. The Company had no financial instruments that qualified as cash equivalents at December 31, 2020 and 2019.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which may, at times, may exceed federally insured limits. The Company had no cash balances in excess of FDIC insured limits at December 31, 2020 or 2019.

Operating Leases

Rent expense for operating leases with payment terms that include rent abatements are recorded on a straight-line basis over the lease term.

Property and Equipment

All property and equipment are recorded at cost and depreciated over their estimated useful lives, generally three (3) and five (5) years, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from their respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges, which do not increase the useful lives of the assets, are charged to operations as incurred.

Impairment of Long-Lived Assets

A long-lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition.

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Media Design Associates, Inc.

Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Impairment of Long-Lived Assets, continued

The impairment loss is measured as the amount by which the carrying amount of the long-lived assets exceeds its fair value.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of novel coronavirus disease (“COVID-19”) as a pandemic. Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might results from the outcome of this uncertainty.

On March 27, 2020, in response to the COVID-19 pandemic, the U.S. Congress enacted the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which among other things, contains provisions for deferral of the employer portion of social security taxes incurred through the end of calendar 2020 and an employee retention credit, a refundable payroll credit for 50% of wages and health benefits paid to employees not providing services due to the COVID-19 pandemic.

On May 6, 2020, the Company entered into a Paycheck Protection Program Term Note (the “PPP Note”) with Professional Bank pursuant to the Paycheck Protection Program (the “Program”) of the CARES Act administered by the U.S. Small Business Administration. The Company received total proceeds of $96,900 from the PPP Note.

Revenue Recognition

The Company recognizes revenues under the framework prescribed in ASC 606, Revenues from Contracts with Customers. This revenue recognition standard has a five-step process: a) determine whether a contract exists; b) identify the performance obligations; c) determine the transaction price; d) allocate the transaction price; e) recognize revenue when (or as) performance obligations are satisfied. The Company’s principal operations are the delivery of equipment and technology and the installation of integrated systems in homes. As a result, MDA has two (2) distinct performance obligations, the delivery of equipment and technology and the installations services.

Revenue is recognized for the sale and delivery of equipment and technology upon transfer of control of the goods (acceptance) by the customer. Revenue is recognized for the installation services ratably over the installation period. Contract balances primarily consist of receivables and customer deposits related to arrangements with customers. Customer deposits for the years ended December 31, 2020 and 2019 amounted to $418,396 and $14,710, respectively.

Income Taxes

The Company, with the consent of its shareholder, has elected Subchapter S status under the Internal Revenue Code. In lieu of corporation income taxes, the shareholder of an S corporation is taxed individually on their share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

As defined by FASB ASC Topic 740, Income Taxes, no provision or liability for materially uncertain tax positions was deemed necessary by management. Therefore, no provision or liability for uncertain tax positions has been included in these financial statements.

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Media Design Associates, Inc.

Notes to the Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In February 2016, the FASB issued lease accounting guidance in ASU 2016-02, Leases (Topic 842). Under the new guidance, lessees are required to recognize a lease liability for all leases (with the exception of short-term leases), which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Due to the COVID-19 pandemic, relief has been offered by the FASB and the effective date has been extended to fiscal years beginning after December 15, 2021. The Company expects to recognize right-of-use assets and related obligations upon adoption of ASU 2016-02.

Management’s Review of Subsequent Events

The Company’s financial statements give consideration to subsequent events that have occurred through June 30, 2022, the date the financial statements were available to be issued.

Note 3 – Accounts Receivable

The Company adopted FASB ASU 2016-13 (Topic 326), Measurement of Credit Losses on Financial Instruments. This ASU requires the Company to report its trade receivables not held for sale net of an allowance for credit losses. There was no impact on the financial statements as a result of the adoption. At December 31, 2020 and December 31, 2019, accounts receivable are reflected net of an allowance for credit losses in the amount of $1,206 and $2,752 in 2020 and 2019, respectively.

Note 4 – Property and Equipment

Property and equipment consisted of the following at December 31:

	2020	2019

Automobiles	$127,507	$127,507
Equipment	124,192	124,192
Furniture	7,598	5,598
	259,297	257,297
Less: Accumulated depreciation and amortization	242,730	226,390

Property and equipment, net	$16,567	$30,907

Depreciation expense for the years ended December 31, 2020 and 2019 was $10,085 and $11,859, respectively.

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Media Design Associates, Inc.

Notes to the Financial Statements

Note 5 – Notes Payable

On May 6, 2020, the Company entered into a loan with Professional Bank as the lender (“Lender”) in an aggregate principal amount of $96,900 (the “Loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security Act. The Loan is evidenced by a promissory note (the “PPP Note”) dated May 6, 2020 and matures on May 6, 2022. The PPP Note bears interest at a rate of 1.00% per annum, with the first six months of payments deferred. Principal and interest are payable monthly commencing on November 6, 2020 and may be prepaid by the Company at any time prior to maturity with no prepayment penalties. In order to be entitled to forgiveness, funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent utilities, and interest on other debt obligations under the terms and conditions outlined by the PPP. The Company intends to use all or a significant majority of the Loan amount for the qualifying expenses.

The Company entered into various installment loans for vehicles and equipment used in operations. The notes are due over a period ranging from five (5) to six (6) years with interest rates ranging from 0.20% to 5.59% and are collateralized by the related vehicles and equipment. Interest expense for the years ended December 31, 2020 and 2019 amounted to $8,285 and $2,876, respectively.

In August 2020, the Company entered into an agreement to borrow $150,000 for the Small Business Administration (the “SBA”). The loan has a 30-year term, bears interest at 3.75% per annum and is collateralized by substantially all of the assets of the Company. Monthly payments of principal and interest are $731. The proceeds from the note were used for working capital purposes.

Maturities of long-term debt are as follows:

For the Years Ending December 31,

2021	$6,343
2022	8,351
2023	3,366
2024	3,494
2025	3,627
Thereafter	135,217
160,398
Less: current portion	6,343

Long-term debt, net of current portion	$154,055

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Media Design Associates, Inc.

Notes to the Financial Statements

Note 6 – Commitments and Contingencies

Leases

The Company leases its office and warehouse facilities under a long-term operating lease that commenced November 2019 and expires April 2024. The lease requires monthly payments of $2,500, commencing September 2020. The $25,000 rent abatement is being reflected as a reduction to rent expense over the 42-month lease term.

Legal Matters

From time to time, the Company may be involved in asserted claims or litigation relating to claims arising out of operations in the normal course of business. Management is unaware of any pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

Note 7 – Subsequent Events

Subsequent to year end, the Company submitted a loan forgiveness application to the SBA and was approved for full forgiveness on March 10, 2021.

On May 31, 100% of the issued and outstanding common stock of MDA was acquired by RC-1, Inc., resulting in the Company becoming a wholly-owned subsidiary of RC-1, Inc.

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